Exhibit 4.1

MATADOR RESOURCES COMPANY

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 17, 2017, among Longwood Midstream Holdings, LLC, a Texas limited liability Company (the “New Guarantor”), a subsidiary of Matador Resources Company, a Texas corporation (the “Company”), DLK Black River Midstream, LLC, a Texas limited liability company (“DLK Black River”), Black River Water Management Company, LLC, a Texas limited liability company (“Black River Water”), the other existing Guarantors (as defined in the Indenture referred to herein), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 14, 2015, as supplemented and amended by the First Supplemental Indenture, dated as of October 1, 2015, the Second Supplemental Indenture, dated as of November 4, 2015 and the Third Supplemental Indenture, dated as of June 8, 2016 (as amended, the “Indenture”), relating to the 6.875% Senior Notes due 2023 (the “Securities”) of the Company;

WHEREAS, DLK Black River and Black River Water (collectively, the “Contributed Entities”) are parties to and Guarantors under the Indenture;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause a Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section;

WHEREAS, Section 10.9 of the Indenture permits the release of the Subsidiary Guarantee of a Guarantor at such time as such Guarantor ceases to guarantee any other Indebtedness (as defined in the Indenture) of the Company or any other Guarantor under a Credit Facility (as defined in the Indenture); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, DLK Black River, Black River Water, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. RELEASE OF GUARANTOR. On the date hereof and effective upon the time that the Contributed Entities have ceased to guarantee any other indebtedness of the Company or any other Guarantor under a Credit Facility, the parties agree that each Contributed Entity is released as a party to and as a Guarantor under the Indenture and that each Contributed Entity has no further obligations or liabilities under its Subsidiary Guarantee or the provisions of the Indenture.

4. EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signatures by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MATADOR RESOURCES COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

BLACK RIVER WATER MANAGEMENT COMPANY, LLC

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

DLK BLACK RIVER MIDSTREAM, LLC

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD MIDSTREAM HOLDINGS, LLC

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

Signature Page to Fourth Supplemental Indenture

GUARANTORS:

DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
MATADOR PRODUCTION COMPANY
MRC ENERGY COMPANY
MRC DELAWARE RESOURCES, LLC
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC PERMIAN COMPANY
MRC PERMIAN LKE COMPANY, LLC
MRC ROCKIES COMPANY
SOUTHEAST WATER MANAGEMENT COMPANY, LLC

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

	By:	Longwood Gathering and Disposal Systems GP, Inc., its general partner

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

Signature Page to Fourth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John Stohlmann
Name:	John Stohlmann
Title:	Vice President

Signature Page to Fourth Supplemental Indenture